UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard, Suite 1400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(703) 287-7400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2014, we entered into a stock purchase agreement pursuant to which we have agreed to issue 7,692,308 shares of our common stock directly to certain Baron funds at a price of $6.50 per share for aggregate gross proceeds of $50,000,002. We currently anticipate that the closing of the sale of such shares under the stock purchase agreement will take place on or about May 5, 2014. The shares of common stock are being issued under our effective shelf registration statement on Form S-3 (File No. 333-194869).

Under the stock purchase agreement, if, during the period commencing on May 3, 2014 and ending on July 31, 2014 (the 90-day period following the date of the stock purchase agreement), or the protection period, we issue or sell either (i) convertible securities with an exercise or conversion price lower than $7.9625, or (ii) common stock at an issue price lower than $6.50, in either case other than options or other securities issued under our 2009 Stock Incentive Plan or our 2012 Equity Incentive Plan, then we are obligated to deliver, within ten calendar days of the end of the protection period, to each purchaser in the direct offering in the same proportion as the number of shares purchased by such purchaser in the direct offering, additional shares determined in accordance with the formula set forth in the stock purchase agreement, or protection shares; provided, however, that the number of protection shares to be delivered: (x) collectively to the purchasers under the stock purchase agreement shall not, when aggregated with the number of shares purchased in the direct offering, be greater than 9.99% of all issued and outstanding shares of common stock at the time of delivery of the protection shares, and (y) shall not, in the aggregate, exceed the limit at which the approval of our stockholders would be required under rules of The Nasdaq Global Select Market.

We intend to use the proceeds from this direct offering for general corporate purposes, which may include capital expenditures, including development and deployment of the Iridium NEXT system, working capital and general and administrative expenses.

A copy of the opinion of Cooley, LLP relating to the legality of the issuance and sale of the common stock in the direct offering is attached as Exhibit 5.1 hereto. The foregoing description of the stock purchase agreement is not complete and is qualified by reference to the full text of the stock purchase agreement filed as Exhibit 10.1 to this report.

On May 5, 2014, we issued a press release announcing the transaction described above, a copy of which is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Cooley, LLP

10.1	Stock Purchase Agreement, dated as of May 2, 2014, by and among Iridium Communications Inc. and Baron Growth Fund, VY Baron Growth Portfolio and LVIP Baron Growth Opportunities Fund

99.1	Press release dated May 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: May 5, 2014	By:	/s/ Thomas J. Fitzpatrick
	Name:	Thomas J. Fitzpatrick
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Cooley, LLP

10.1	Stock Purchase Agreement

99.1	Press release dated May 5, 2014